Exhibit 99.1
News Release

For Immediate Release	Contact:	Bob Lougee (703) 721-3080
Wednesday, August 1, 2007		bob.lougee@usamobility.com
USA Mobility Reports Second Quarter Operating Results
Net Income Increases to $13.0 Million;
Subscriber and Revenue Trends Improve,
Board Declares $0.65 Per Share Cash Distribution
Alexandria, VA (August 1, 2007) — USA Mobility, Inc. (Nasdaq: USMO), a leading provider of wireless messaging and communications services, today announced operating results for the second quarter ended June 30, 2007. Reported net income was $13.0 million, or $0.47 per fully diluted share, compared to $11.0 million, or $0.40 per fully diluted share, in the second quarter of 2006.
Key results in the second quarter included:
•	Reported revenue was $107.5 million, compared to $111.5 million in the first quarter of 2007 and $127.2 million in the second quarter of 2006.

•	The quarterly rate of revenue erosion improved to 3.7 percent from 3.9 percent in the first quarter, while the annual rate of revenue erosion in second quarter improved to 15.5 percent from 17.3 percent in the first quarter of 2007.

•	Average revenue per unit (“ARPU”) was $8.54, compared to $8.65 in the first quarter and $8.74 in the year-earlier quarter.

•	Operating expenses — excluding depreciation, amortization and accretion — totaled $74.1 million, a reduction of $2.3 million, or 3.0 percent, from the first quarter and a reduction of $15.4 million, or 17.2 percent, from the second quarter of 2006.

•	EBITDA (earnings before interest, tax, depreciation, amortization and accretion) totaled $33.3 million, while EBITDA margin (or EBITDA as a percentage of revenue) was 31.0 percent.

•	Operating income was $20.9 million, compared to $18.7 million in the second quarter of 2006.

•	Net unit loss was 155,000, compared to 193,000 in the first quarter and 203,000 in the year-earlier quarter. Units in service at June 30, 2007 totaled 3,757,000, compared to 3,912,000 at March 31, 2007 and 4,431,000 at June 30, 2006.

•	The quarterly rate of subscriber erosion was 4.0 percent, compared to 4.7 percent in the first quarter. The annual rate of unit loss improved to 15.2 percent at June 30, 2007 from 15.6 percent at March 31, 2007.

•	Capital expenses were $3.5 million, compared to $5.1 million in the first quarter.

•	The Company’s cash balance at June 30, 2007 was $57.6 million.
“USA Mobility continued to make steady progress during the quarter toward our 2007 goals and objectives,” said Vincent D. Kelly, president and chief executive officer. “Despite the challenges of an increasingly competitive wireless industry, the Company’s quarterly and annual rate of subscriber and revenue erosion again improved, albeit modestly. However, we are still challenged with a very high rate of gross subscriber cancellations, losing approximately two subscribers for every new subscriber we added last quarter. During the quarter, we partially offset the revenue impact of these losses through higher gross pager placements as well as increases in such non-pager revenue as cellular and product sales.
“In addition,” Kelly said, “our strategy to aggressively market and sell our services to our core subscriber segments generated some positive results, particularly in healthcare – now 40 percent of our direct subscriber base — where subscriber levels remained relatively flat with the prior quarter. We look for continued progress in these core segments, which include Government Services, Large Enterprises and First Responders, in the second half of 2007.” Toward that end, Kelly said the Company announced several product and service enhancements during the quarter aimed at its core customers. “In June, for example, we launched the nation’s first wide area coaster pager, called ReadyCall, to support healthcare providers. We also formed an alliance with WeatherBug Professional to provide severe weather alerts to first responder organizations.”
Kelly also noted that the Company returned approximately $45.0 million in capital to stockholders during the second quarter in the form of cash distributions, consistent with its strategy of returning cash to stockholders. The Company paid a regular quarterly cash distribution of $0.65 per share and a special cash distribution of $1.00 per share on June 7, 2007. Both distributions were paid as a return of capital.
“Based on these results and our current cash position,” Kelly added, “the Company’s Board of Directors earlier today declared a regular quarterly cash distribution of $0.65 per share, payable on September 6, 2007 to stockholders of record on August 16, 2007.” The Company expects the entire amount of the cash distribution to be paid as a return of capital.

“The payment of cash distributions reflects our commitment to return cash to stockholders” Kelly said. “However,” he cautioned, “because the Company faces increasing operating challenges as our revenue base erodes and our opportunity to extract costs diminishes, the Board and management will weigh our options for returning capital to stockholders very carefully going forward to ensure that we sufficiently meet our internal capital requirements while continuing to operate the Company efficiently and profitably. Our top two risk factors have to do with revenue erosion and our ability to cut costs. We have seen continued high levels of gross subscriber cancellations this quarter. We have also fallen behind on our site rent reduction savings forecast though we made up for that shortfall in other expense areas this quarter. However, the longer term impact of higher than anticipated gross subscriber cancellations as well as higher than forecast expenses would be to reduce the amount of cash we will generate in future periods. So while we are pleased with many aspects of our current operating performance, we are also cautious of these risks and we are working hard to mitigate them.”
Thomas L. Schilling, chief financial officer, said the Company continued to reduce operating expenses during the quarter. “Excluding depreciation, amortization and accretion, operating expenses decreased 3.0 percent from the first quarter and 17.2 percent from the second quarter of 2006,” he said. “Although the pace of expense reduction slowed from previous quarters, as expected, we continued to meet our expense reduction goals in most major expense categories. One exception,” Schilling noted, “was slightly higher than expected network costs in connection with tower site leases. While we will continue to reduce total operating expenses, we expect site lease expense to exceed earlier expectations for at least the next 18 months.” Schilling said the combination of lower revenue and ARPU in the quarter, along with a slowing rate of operating expense reduction, contributed to a decrease in EBITDA from the prior quarter. Even so, he added, the EBITDA margin of 31.0 percent in the second quarter increased from 29.6 percent in the year-earlier quarter.
“Overall, we are pleased and encouraged by our second quarter financial results, while recognizing the risks and challenges we face,” Schilling said. “However, due to our strong first half performance, we are adjusting our previous financial guidance for 2007 and now forecasting revenues between $420 million to $425 million versus our previous guidance of $400 million to $410 million, operating expenses – excluding depreciation, amortization and accretion – between $293 million to $298 million versus our previous guidance of $295 million to $300 million, and leaving our guidance on capital expenses unchanged at between $18 million to $20 million.”
* * * * * * * *
As previously announced, USA Mobility plans to host a conference call for investors on its second quarter results at 10:00 a.m. Eastern Time on Thursday, August 2, 2007. The dial-in number for the call is 866-409-1563 (toll-free) or 913-312-6683 (toll). The pass code for the call is 1745515. A replay of the call will be available from 2:30 p.m. ET on August 2 until 11:59 p.m. on Thursday, August 16. The replay number is 888-203-1112 (toll-free) or 719-457-0820 (toll). The pass code for the replay is 1745515.
* * * * * * * * *

About USA Mobility
USA Mobility, Inc., headquartered in Alexandria, Virginia, is a comprehensive provider of reliable and affordable wireless communications solutions to the healthcare, government, large enterprise and emergency response sectors. As a single-source provider, USA Mobility‘s focus is on the business-to-business marketplace and supplying wireless connectivity solutions to over 70 percent of the Fortune 1000 companies. The Company operates nationwide networks for both one-way paging and advanced two-way messaging services. In addition, USA Mobility offers mobile voice and data services through Sprint Nextel, including BlackBerry devices and GPS location applications. The Company’s product offerings include customized wireless connectivity systems for the healthcare, government and other campus environments. USA Mobility also offers M2M (machine-to-machine) telemetry solutions for numerous applications that include asset tracking, utility meter reading and other remote device monitoring applications on a national scale. For further information visit www.usamobility.com.
Safe Harbor Statement under the Private Securities Litigation Reform Act: Statements contained herein or in prior press releases which are not historical fact, such as statements regarding USA Mobility’s future operating and financial performance, are forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties that may cause USA Mobility’s actual results to be materially different from the future results expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from those expectations include, but are not limited to, declining demand for paging products and services, the ability to continue to reduce operating expenses, future capital needs, competitive pricing pressures, competition from both traditional paging services and other wireless communications services, government regulation, reliance upon third-party providers for certain equipment and services, as well as other risks described from time to time in periodic reports and registration statements filed with the Securities and Exchange Commission. Although USA Mobility believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. USA Mobility disclaims any intent or obligation to update any forward-looking statements.
Tables to Follow

USA MOBILITY, INC.
CONDENSED CONSOLIDATED RESULTS OF OPERATIONS (a)
(unaudited and in thousands, except share and per share amounts)

	For the three months ended
	3/31/06	6/30/06	9/30/06	12/31/06	3/31/07	6/30/07
Revenue:
Paging service	$125,673	$118,872	$112,129	$107,520	$104,003	$98,248
Cellular	2,026	2,096	1,728	1,877	2,087	2,497
Product sales	6,131	5,180	4,851	5,394	4,400	5,335
Other	1,062	1,057	845	1,253	1,052	1,390

Total revenue	134,892	127,205	119,553	116,044	111,542	107,470

Operating expenses:
Cost of products sold	786	1,169	1,184	698	687	1,508
Service, rental and maintenance	48,092	44,769	42,489	41,770	39,033	39,356
Selling and marketing	11,059	11,118	10,929	10,796	10,242	9,975
General and administrative	36,142	32,208	30,994	28,533	26,448	23,297
Depreciation, amortization and accretion	18,794	18,900	18,361	17,244	13,318	12,450
Severance and restructuring	170	321	682	3,413	17	—

Total operating expenses	115,043	108,485	104,639	102,454	89,745	86,586

% of total revenue	85.3%	85.3%	87.5%	88.3%	80.5%	80.6%

Operating income	19,849	18,720	14,914	13,590	21,797	20,884

% of total revenue	14.7%	14.7%	12.5%	11.7%	19.5%	19.4%

Interest income, net	549	1,023	717	1,579	951	932
Other income (expense), net	62	988	103	(353)	(516)	826

Income before income tax expense	20,460	20,731	15,734	14,816	22,232	22,642
Income tax expense	(8,195)	(9,779)	(7,075)	(6,511)	(9,206)	(9,676)

Net income	$12,265	$10,952	$8,659	$8,305	$13,026	$12,966

Basic net income per common share	$0.45	$0.40	$0.32	$0.30	$0.47	$0.47

Diluted net income per common share	$0.45	$0.40	$0.31	$0.30	$0.47	$0.47

Basic weighted average common shares outstanding	27,397,307	27,399,533	27,400,853	27,401,492	27,434,418	27,440,094

Diluted weighted average common shares outstanding	27,503,230	27,587,958	27,575,039	27,597,919	27,578,066	27,570,346

Reconciliation of operating income to EBITDA (b):
Operating income	$19,849	$18,720	$14,914	$13,590	$21,797	$20,884
Add back: Depreciation, amortization and accretion	18,794	18,900	18,361	17,244	13,318	12,450

EBITDA	$38,643	$37,620	$33,275	$30,834	$35,115	$33,334

% of total revenue	28.6%	29.6%	27.8%	26.6%	31.5%	31.0%

(a)	Slight variations in totals are due to rounding.

(b)	EBITDA or Earnings before interest, taxes, depreciation, amortization and accretion is a non-GAAP measure and is presented for analytical purposes only.

USA MOBILITY, INC.
UNITS IN SERVICE ACTIVITY (a)
(unaudited and in thousands)

	For the three months ended
	3/31/06	6/30/06	9/30/06	12/31/06	3/31/07	6/30/07
Units in service

Beginning units in service
Direct one-way	3,835	3,678	3,547	3,429	3,318	3,179
Direct two-way	348	324	307	292	280	263

Total direct	4,183	4,002	3,854	3,721	3,598	3,442

Indirect one-way	603	535	483	449	417	378
Indirect two-way	100	97	94	89	90	92

Total indirect	703	632	577	538	507	470

Total beginning units in service	4,886	4,634	4,431	4,259	4,105	3,912

Gross placements
Direct one-way	108	119	120	112	91	112
Direct two-way	15	15	15	15	12	14

Total direct	123	134	135	127	103	126

Indirect one-way	24	18	24	36	19	25
Indirect two-way	4	5	5	6	8	8

Total indirect	28	23	29	42	27	33

Total gross placements	151	157	164	169	130	159

Gross disconnects
Direct one-way	(265)	(250)	(238)	(222)	(230)	(220)
Direct two-way	(39)	(32)	(30)	(28)	(29)	(32)

Total direct	(304)	(282)	(268)	(250)	(259)	(252)

Indirect one-way	(92)	(70)	(58)	(68)	(58)	(57)
Indirect two-way	(8)	(8)	(10)	(5)	(6)	(5)

Total indirect	(100)	(78)	(68)	(73)	(64)	(62)

Total gross disconnects	(404)	(360)	(336)	(323)	(323)	(314)

Net gain (loss)
Direct one-way	(157)	(131)	(118)	(111)	(139)	(108)
Direct two-way	(24)	(17)	(15)	(12)	(17)	(18)

Total direct	(181)	(148)	(133)	(123)	(156)	(126)

Indirect one-way	(68)	(52)	(34)	(32)	(39)	(32)
Indirect two-way	(4)	(3)	(5)	1	2	3

Total indirect	(72)	(55)	(39)	(31)	(37)	(29)

Total net change	(253)	(203)	(172)	(154)	(193)	(155)

Ending units in service
Direct one-way	3,678	3,547	3,429	3,318	3,179	3,071
Direct two-way	324	307	292	280	263	245

Total direct	4,002	3,854	3,721	3,598	3,442	3,316

Indirect one-way	535	483	449	417	378	346
Indirect two-way	97	94	89	90	92	95

Total indirect	632	577	538	507	470	441

Total ending units in service	4,634	4,431	4,259	4,105	3,912	3,757

(a)	Slight variations in totals are due to rounding.

USA MOBILITY, INC.
AVERAGE REVENUE PER UNIT (ARPU) AND CHURN
(unaudited)

	For the three months ended
	3/31/06	6/30/06	9/30/06	12/31/06	3/31/07	6/30/07
ARPU

Direct one-way	$8.17	$8.06	$7.95	$7.86	$7.96	$7.87
Direct two-way	23.61	23.75	23.27	23.61	23.91	24.02

Total direct	9.44	9.32	9.16	9.09	9.18	9.08

Indirect one-way	4.53	4.59	4.49	4.56	4.45	4.12
Indirect two-way	6.93	6.99	6.53	6.63	6.30	6.10

Total indirect	4.89	4.97	4.82	4.92	4.79	4.53

Total one-way	7.69	7.63	7.54	7.49	7.57	7.48
Total two-way	19.85	19.87	19.35	19.55	19.46	19.18

Total paging ARPU	$8.80	$8.74	$8.60	$8.57	$8.65	$8.54

Gross disconnect rate (a)

Direct one-way	-6.9%	-6.8%	-6.7%	-6.5%	-6.9%	-6.9%
Direct two-way	-11.1%	-9.8%	-9.8%	-9.5%	-10.5%	-12.2%

Total direct	-7.3%	-7.0%	-7.0%	-6.7%	-7.2%	-7.3%

Indirect one-way	-15.3%	-13.1%	-12.0%	-15.1%	-14.0%	-15.1%
Indirect two-way	-7.1%	-8.2%	-10.6%	-5.8%	-6.2%	-5.4%

Total indirect	-14.2%	-12.4%	-11.8%	-13.5%	-12.6%	-13.2%

Total one-way	-8.1%	-7.6%	-7.4%	-7.5%	-7.7%	-7.8%
Total two-way	-10.2%	-9.5%	-10.0%	-8.6%	-9.4%	-10.4%

Total paging gross disconnect rate	-8.3%	-7.8%	-7.6%	-7.6%	-7.9%	-8.0%

Net gain / loss rate (b)

Direct one-way	-4.1%	-3.6%	-3.3%	-3.2%	-4.2%	-3.4%
Direct two-way	-6.8%	-5.2%	-4.9%	-4.4%	-6.0%	-6.8%

Total direct	-4.3%	-3.7%	-3.5%	-3.3%	-4.3%	-3.7%

Indirect one-way	-11.3%	-9.8%	-7.1%	-7.1%	-9.5%	-8.5%
Indirect two-way	-3.5%	-2.6%	-4.5%	1.0%	2.5%	3.3%

Total indirect	-10.2%	-8.7%	-6.7%	-5.7%	-7.3%	-6.2%

Total one-way	-5.1%	-4.3%	-3.8%	-3.7%	-4.8%	-3.9%
Total two-way	-6.1%	-4.6%	-4.8%	-3.1%	-3.9%	-4.2%

Total paging net gain / loss rate	-5.2%	-4.4%	-3.9%	-3.6%	-4.7%	-4.0%

(a)	Gross disconnect rate is current period disconnected units divided by prior period ending units in service.

(b)	Net gain / loss rate is net current period placements and disconnected units in service divided by prior period ending units in service.

USA MOBILITY, INC.
SUPPLEMENTAL INFORMATION BY CUSTOMER SEGMENT (a)
(unaudited)

	For the three months ended
	3/31/06	6/30/06	9/30/06	12/31/06	3/31/07	6/30/07
Gross placement rate
Healthcare	3.8%	4.5%	4.1%	4.2%	3.6%	4.8%
Government	2.2%	2.3%	2.6%	2.1%	2.2%	2.5%
Large enterprise	2.6%	3.0%	3.8%	3.9%	2.7%	3.0%
Other	2.7%	3.0%	3.3%	3.1%	2.6%	3.2%

Total direct	2.9%	3.3%	3.5%	3.4%	2.9%	3.7%
Total indirect	4.0%	3.7%	5.1%	7.8%	5.3%	6.9%

Total	3.1%	3.4%	3.7%	4.0%	3.2%	4.1%

Gross disconnect rate
Healthcare	-4.6%	-4.7%	-5.3%	-4.6%	-4.6%	-5.0%
Government	-5.7%	-6.3%	-5.9%	-5.8%	-5.8%	-6.4%
Large enterprise	-7.7%	-7.4%	-6.9%	-6.8%	-8.4%	-9.3%
Other	-10.3%	-9.5%	-9.3%	-9.5%	-10.9%	-10.5%

Total direct	-7.3%	-7.0%	-7.0%	-6.7%	-7.2%	-7.3%
Total indirect	-14.2%	-12.4%	-11.8%	-13.5%	-12.6%	-13.2%

Total	-8.3%	-7.8%	-7.6%	-7.6%	-7.8%	-8.0%

Net loss rate
Healthcare	-0.7%	-0.2%	-1.1%	-0.4%	-1.1%	-0.2%
Government	-3.5%	-4.1%	-3.3%	-3.6%	-3.6%	-3.8%
Large enterprise	-5.1%	-4.3%	-3.0%	-2.9%	-5.7%	-6.2%
Other	-7.5%	-6.6%	-6.1%	-6.4%	-8.3%	-7.2%

Total direct	-4.3%	-3.7%	-3.5%	-3.3%	-4.3%	3.7%
Total indirect	-10.2%	-8.7%	-6.7%	-5.7%	-7.3%	-6.2%

Total	-5.2%	-4.4%	-3.9%	-3.6%	-4.7%	-4.0%

End of period units in service % of total
Healthcare	29.0%	30.5%	31.5%	32.5%	33.6%	35.0%
Government	16.4%	16.4%	16.6%	16.5%	17.9%	18.0%
Large enterprise	10.2%	10.2%	10.1%	10.3%	13.8%	13.6%
Other	30.8%	29.9%	29.2%	28.3%	22.7%	21.7%

Total direct	86.4%	87.0%	87.4%	87.6%	88.0%	88.3%
Total indirect	13.6%	13.0%	12.6%	12.4%	12.0%	11.7%

Total	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

(a)	Slight variations in totals are due to rounding.

USA MOBILITY, INC.
SUPPLEMENTAL INFORMATION — DIRECT UNITS IN SERVICE AND CELLULAR ACTIVATIONS (a)
(unaudited)

	For the three months ended
	3/31/06	6/30/06	9/30/06	12/31/06	3/31/07	6/30/07
Account size ending units in service (000’s)
1 to 3 units	358	327	300	275	251	232
4 to 10 units	203	188	175	163	150	139
11 to 50 units	489	456	426	398	368	344
51 to 100 units	265	249	238	226	215	200
101 to 1,000 units	1,068	1,027	999	967	924	898
>1,000 units	1,619	1,607	1,583	1,569	1,534	1,503

Total	4,002	3,854	3,721	3,598	3,442	3,316

End of period units in service % of total direct
1 to 3 units	8.9%	8.5%	8.1%	7.6%	7.3%	7.0%
4 to 10 units	5.1%	4.9%	4.7%	4.5%	4.4%	4.2%
11 to 50 units	12.2%	11.8%	11.4%	11.1%	10.7%	10.4%
51 to 100 units	6.6%	6.5%	6.4%	6.3%	6.2%	6.0%
101 to 1,000 units	26.7%	26.6%	26.9%	26.9%	26.8%	27.1%
>1,000 units	40.5%	41.7%	42.5%	43.6%	44.6%	45.3%

Total	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

Account size net loss rate
1 to 3 units		-8.7%	-8.0%	-8.3%	-9.0%	-7.6%
4 to 10 units		-7.5%	-6.9%	-6.6%	-7.9%	-7.6%
11 to 50 units		-6.8%	-6.5%	-6.6%	-7.6%	-6.4%
51 to 100 units		-6.2%	-4.2%	-5.2%	-4.9%	-6.9%
101 to 1,000 units		-3.8%	-2.7%	-3.2%	-4.4%	-2.8%
>1,000 units		-0.7%	-1.6%	-0.9%	-2.2%	-2.0%

Total		-3.7%	-3.5%	-3.3%	-4.3%	-3.7%

Account size ARPU
1 to 3 units	$14.02	$14.14	$14.07	$14.16	$14.71	$14.67
4 to 10 units	13.02	13.08	12.99	13.03	13.42	13.40
11 to 50 units	10.88	10.81	10.72	10.73	10.95	10.93
51 to 100 units	9.59	9.53	9.39	9.27	9.44	9.48
101 to 1,000 units	8.34	8.29	8.21	8.15	8.24	8.24
>1,000 units	8.18	8.05	7.89	7.88	7.92	7.80

Total	$9.44	$9.32	$9.16	$9.09	$9.18	$9.08

Cellular revenue
Number of activations	6,829	6,969	6,374	5,818	5,450	8,046

Revenue from cellular services (000’s)	$2,026	$2,096	$1,728	$1,877	$2,087	$2,497

(a)	Slight variations in totals are due to rounding.

USA MOBILITY, INC.
CONSOLIDATED OPERATING EXPENSES SUPPLEMENTAL INFORMATION (a)
(unaudited and in thousands)

	For the three months ended
	3/31/06	6/30/06	9/30/06	12/31/06	3/31/07	6/30/07
Cost of products sold	$786	$1,169	$1,184	$698	$687	$1,508

Service, rental and maintenance
Site rent	26,099	25,021	24,314	24,204	22,284	22,115
Telecommunications and related	9,099	8,480	7,343	7,185	7,058	6,622
Payroll and related	7,046	6,578	6,517	6,136	6,488	6,657
Stock based compensation	81	83	78	78	31	30
Other	5,767	4,607	4,237	4,167	3,172	3,932

Total service, rental and maintenance	48,092	44,769	42,489	41,770	39,033	39,356

Selling and marketing
Payroll and related	7,709	7,317	6,996	6,902	6,740	6,259
Commissions	2,226	2,373	2,407	2,577	2,170	2,386
Stock based compensation	171	166	178	55	93	91
Other	953	1,262	1,348	1,262	1,239	1,239

Total selling and marketing	11,059	11,118	10,929	10,796	10,242	9,975

General and administrative
Payroll and related	12,330	11,412	9,517	9,287	9,560	9,343
Stock based compensation	431	461	484	462	304	299
Bad debt	1,790	1,705	2,035	1,975	1,402	1,075
Facility rent	4,104	3,973	3,468	3,408	2,947	3,066
Telecommunications	2,248	1,982	1,858	1,714	1,764	1,526
Outside services	6,419	5,631	6,162	7,122	5,504	5,222
Taxes, licenses and permits	4,149	2,708	3,036	(501)	2,316	(20)
Other	4,671	4,336	4,434	5,066	2,651	2,786

Total general and administrative	36,142	32,208	30,994	28,533	26,448	23,297

Depreciation, amortization and accretion	18,794	18,900	18,361	17,244	13,318	12,450
Severance and restructuring	170	321	682	3,413	17	—

Operating expenses	$115,043	$108,485	$104,639	$102,454	$89,745	$86,586

Capital expenditures	4,424	4,595	5,152	6,819	5,086	3,525

(a)	Slight variations in totals are due to rounding.

USA MOBILITY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (a)
(in thousands)

	12/31/06	6/30/07
		(unaudited)
Assets
Current assets:
Cash and cash equivalents	$66,507	$57,636
Accounts receivable, net	26,364	27,672
Prepaid expenses and other	12,294	10,788
Deferred income tax assets	18,399	16,864

Total current assets	$123,564	$112,960
Property and equipment, net	91,562	79,838
Goodwill	159,438	199,771
Intangible assets, net	26,339	21,091
Deferred income tax assets	180,244	156,074
Other assets	7,067	7,113

Total assets	$588,214	$576,847

Liabilities and stockholders’ equity
Current liabilities:
Current maturities of long-term debt	$0	$0
Accounts payable and accrued liabilities	63,979	55,442
Distributions payable	435	157
Customer deposits	2,250	1,858
Deferred revenue	16,194	15,667

Total current liabilities	$82,858	$73,124
Other long-term liabilities	29,384	68,793

Total liabilities	$112,242	$141,917

Stockholders’ equity:
Preferred stock	$—	$—
Common stock	3	3
Additional paid-in capital	475,969	434,927
Retained earnings	—	0

Total stockholders’ equity	475,972	434,930

Total liabilities and stockholders’ equity	$588,214	$576,847

(a)	Slight variations in totals are due to rounding.

USA MOBILITY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (a)
(unaudited and in thousands)

	For the six months ended
	6/30/06	6/30/07
Cash flows from operating activities:
Net income	$23,217	$25,992
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization and accretion	37,695	25,768
Deferred income tax expense	6,446	15,230
Amortization of stock based compensation	1,393	849
Provisions for doubtful accounts and service credits	7,897	6,069
Loss on disposals of property and equipment	404	634
Changes in assets and liabilities:
Accounts receivable	(723)	(7,376)
Prepaid expenses and other	(872)	1,667
Intangibles and other long-term assets	321	345
Accounts payable and accrued liabilities	(7,253)	(8,948)
Customer deposits and deferred revenue	(961)	(919)
Other long-term liabilities	12,839	3,116

Net cash provided by operating activities	$80,403	$62,427

Cash flows from investing activities:
Purchases of property and equipment	(9,019)	(8,611)
Proceeds from disposals of property and equipment	56	129
Receipts from long-term notes receivable	190	—

Net cash used in investing activities	$(8,773)	$(8,482)

Cash flows from financing activities:
Repayment of long-term debt	(13)	—
Cash distributions to stockholders	—	(62,816)

Net cash used in financing activities	$(13)	$(62,816)

Net increase (decrease) in cash and cash equivalents	71,617	(8,871)
Cash and cash equivalents, beginning of period	37,547	66,507

Cash and cash equivalents, end of period	$109,164	$57,636

Supplemental disclosure:
Interest paid	$17	$7

(a)	Slight variations in totals are due to rounding.